UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 2, 2019

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐
If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 2, 2019, the Board of Trustees (the “Board”) of Federal Realty Investment Trust (the “Trust”) approved the following matters which will be effective as of February 1, 2019: (a) increasing the number of Trustees from seven to eight as permitted by the Trust’s Declaration of Trust and Bylaws; and (b) electing Mr. Mark S. Ordan to serve as a trustee to fill the vacancy created by the increase in the size of the Board. At this time, Mr. Ordan has not been named to any committee of the Board of Trustees.
For his service on the Board, Mr. Ordan will receive the same compensation as that paid to all other non-executive Trustees that do not serve as the Non-Executive Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: January 7, 2019	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary